As filed with the Securities and Exchange Commission on November 23, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

7 DAYS GROUP HOLDINGS LIMITED

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	7011	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10F, 705

GuangzhouDaDaoNan Road

Guangzhou, Guangdong 510290

People’s Republic of China

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 750-6474

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kurt J. Berney Portia Ku O’Melveny & Myers LLP 37/F, Plaza 66 1266 Nanjing Road West Shanghai 200040 People’s Republic of China +(86) 21-2307-7000	Jonathan B. Stone Edward Lam Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower The Landmark 15 Queen’s Road, Central Hong Kong +(852) 3740-4700

Approximate date of commencement of proposed sale to the public:  as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    Registration Statement No. 333-162806

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(3)	Amount of registration fee
Ordinary shares, par value US$0.125 per share(2)(4)	155,211	$3.67	US$569,625.00	US$31.79

(1)	Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, the amount of securities being registered hereunder represents no more than 20% of the securities initially registered pursuant to Registration Statement No. 333-162806. A total of 34,689,789 of securities were registered under Registration Statement No. 333-162806. In no event will the aggregate amount of all securities issued by the registrant pursuant to this Registration Statement and Registration Statement No. 333-162806 exceed 34,845,000.
(2)	Includes 51,737 American depositary shares represented by 155,211 ordinary shares that may be purchased by the underwriters to cover over-allotments, if any. Also includes ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public. These ordinary shares are not being registered for the purpose of sales outside the United States.
(3)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act.
(4)	American depositary shares issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-162949). Each American depositary share represents three ordinary shares.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-162806) filed by 7 Days Group Holdings Limited (the “Company”) with the Securities and Exchange Commission (the “Commission”) on November 2, 2009, which was declared effective by the Commission on November 19, 2009, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto.

Signatures

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Guangzhou, People’s Republic of China, on November 23, 2009.

7 DAYS GROUP HOLDINGS LIMITED

By:	/s/ Nanyan Zheng
Name:	Nanyan Zheng
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board of Directors	November 23, 2009
Name: Boquan He

/s/ Nanyan Zheng	Chief Executive Officer and Director (principal executive officer)	November 23, 2009
Name: Nanyan Zheng

*	Chief Financial Officer (principal financial and accounting officer)	November 23, 2009
Name: Eric Haibing Wu

*	Director	November 23, 2009
Name: Minjian Shi

*	Director	November 23, 2009
Name: Miao Chi

*	Director	November 23, 2009
Name: Meng Ann Lim

*By	/s/ Nanyan Zheng
Attorney-in-fact

Signature of authorized representative in the United States

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of 7 Days Group Holdings Limited, has signed this Registration Statement or amendment thereto in Newark, Delaware, on November 23, 2009.

Authorized Representative

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

Exhibit index

Exhibit Number	Description of Document
5.1	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, regarding the validity of the ordinary shares being registered.

23.1	Consent of KPMG.

23.2	Consent of Maples and Calder (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page to Registration Statement No. 333-162806).